EXHIBIT 99.1




                             HUNTON & WILLIAMS LLP
                         RIVERFRONT PLAZA, EAST TOWER
                             951 EAST BYRD STREET
                           RICHMOND, VIRGINIA 23219-4074


February 3, 2004





Board of Directors
Olin Corporation
501 Merrit 7
Norwalk, Connecticut 06856-4500


                               OLIN CORPORATION
                        PUBLIC OFFERING OF COMMON STOCK

Ladies and Gentlemen:

          We have acted as special Virginia counsel to Olin Corporation, a Virginia corporation (the "Company"), in connection with (a) the Registration Statement on Form S-3, as amended (File No. 333-101027) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance by the Company of $400,000,000 aggregate offering price of (1) senior debt securities (the "Senior Debt Securities"), (2) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (3) shares of common stock, $1.00 par value per share (the "Common Stock"), together with the rights (initially attached to, and evidenced by certificates for, the Common Stock) to purchase Series A Participating Cumulative Preferred Stock, $1.00 par value per share, of the Company (the "Rights" and, collectively with the Common Stock, the "Shares"),
(4) shares of preferred stock, $1.00 par value per share, of the Company (the "Preferred Stock") and (5) warrants to purchase Debt Securities, Shares or Preferred Stock (the "Warrants"), as described in the Prospectus, dated December 20, 2002 (the "Prospectus"), which is included in the Registration Statement, and the Prospectus Supplement, dated as of February 3, 2004 (the "Prospectus Supplement") and (b) the issuance and sale by the Company to Morgan Stanley & Co. Incorporated (the "Underwriter") of an aggregate of 10,000,000 Shares (the "Offering Shares") pursuant to the Underwriting Agreement, dated as of February 3, 2004, by and between the Company and the Underwriter.

          In connection with the foregoing, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we deemed necessary or appropriate for purposes of the opinions expressed below.

           We are members of the Virginia state bar and do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

         Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

          2. The Offering Shares have been duly authorized and, when the Offering Shares have been issued and sold as contemplated in the Registration Statement and the Prospectus Supplement, the Offering Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to (a) the filing of this opinion with the Commission as an exhibit to the Company's Current Report on Form 8-K, (b) the incorporation by reference of this opinion into the Registration Statement and
(c) the reference to our firm under the heading "Legal Matters" in the Registration Statement and the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.



                                         Very truly yours,

                                         /s/ HUNTON & WILLIAMS LLP